UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025 (September 29, 2025)

CoreWeave, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42563	82-3060021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 W Mt. Pleasant Ave., Suite 4100 Livingston, NJ	07039
(Address of registrant’s principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (973) 270-9737

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000005 par value per share	CRWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On September 29, 2025, CoreWeave Compute Acquisition Co., IV, LLC (“CCAC IV”), a Delaware limited liability company and a direct subsidiary of CoreWeave, Inc., a Delaware Corporation (the “Parent”) entered into an amendment (the “Fifth Amendment”) to amend that certain Credit Agreement, dated as of May 16, 2024 (the “DDTL 2.0 Credit Agreement”), by and among CCAC IV, as borrower, with U.S. Bank Trust Company, National Association as administrative agent and collateral agent, U.S. Bank National Association, as depository bank and the lenders party thereto. The Fifth Amendment adds an incremental $3.0 billion tranche of delayed draw term loans (the “Fifth Amendment DDTL”) to the DDTL 2.0 Credit Agreement.

CCAC IV intends to use borrowings under the Fifth Amendment DDTL to fund the purchase and maintenance of certain equipment, hardware, infrastructure and other systems to be utilized to provide both investment grade and unrated strategic customers of the Parent with certain services ordered by such strategic customers.

Availability and Maturity

The Fifth Amendment DDTL is available in one or more draws until its commitment termination date in March 2026. Each draw under the Fifth Amendment DDTL matures five years after the date of such draw.

Interest Rate and Fees

Prior to the Fifth Amendment, amounts borrowed as term SOFR loans under the DDTL 2.0 Credit Agreement were subject to an interest rate per annum equal to (x) for investment-grade loans, an applicable margin of 6.00-6.50%, depending on the applicable investment-grade contract, plus the term SOFR for a three-month interest period (subject to a 0.00% floor) and (y) for non-investment-grade loans, an applicable margin of 13.00% plus the term SOFR for a three-month interest period (subject to a 0.00% floor). All amounts borrowed under the Fifth Amendment DDTL going forward are subject to an interest rate per annum equal to, at our option, either (a) for base rate loans, an applicable margin of 3.25% plus a base rate (subject to a 0.00% floor) determined by reference to the highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) term SOFR for a one-month interest period plus 1.00% or (b) for term SOFR loans, 4.25% plus the term SOFR for a three-month interest period, as applicable (subject to a 0.00% floor). The Fifth Amendment DDTL provides for payment of, among others, upfront fees in an amount equal to 1.50% on the amount of loans funded on each date of draw under the Fifth Amendment DDTL and a commitment fee in an amount equal to 3.00% on the positive difference, if any, of $2.4 billion less the actual amount of loans drawn under the Fifth Amendment DDTL on or prior to the commitment termination date with respect to the Fifth Amendment DDTL.

Covenants

The Fifth Amendment includes certain additional financial covenants applicable to the Fifth Amendment DDTL substantially similar to the financial covenants applicable to the existing DDTL 2.0 Credit Agreement.

The foregoing summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fifth Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment to Credit Agreement between CoreWeave Compute Acquisition Co., IV, LLC, CoreWeave, Inc., U.S. Bank National Association, as depository bank, U.S. Bank Trust Company, National Association as administrative agent and collateral agent, and other lenders party thereto, dated September 29, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2025

COREWEAVE, INC.

By:	/s/ Michael Intrator
Name: Michael Intrator
Title: Chief Executive Officer